Exhibit 99.1

Apple Hospitality REIT Provides Hurricane Michael Update

RICHMOND, Va. (October 24, 2018) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today provided an update on operations at its hotels in the path of Hurricane Michael.

“We are deeply saddened by the devastation of Hurricane Michael across the Florida Panhandle,” said Justin Knight, President and Chief Executive Officer of Apple Hospitality REIT. “We commend the operating teams at our hotels for their courage during the storm and their dedication to the well-being of our guests and associates. As recovery from this storm moves forward, we will continue to support the ongoing efforts of our operating teams to care for our guests, associates and surrounding communities.”

Apple Hospitality’s two hotels in the Panama City, Florida area sustained considerable wind- and water-related damage, as a result of Hurricane Michael. Based on initial assessments and remediation efforts, the Company anticipates its Hampton Inn & Suites by Hilton Panama City Beach Pier Park Area and TownePlace Suites by Marriott Panama City may be closed through the end of this year. The properties did not incur significant structural damage; however, the devastation to the area has lengthened the lead time for all remediation and repairs necessary for the properties to reopen. Subject to applicable deductibles, the Company anticipates coverage of losses from both property damage and business interruption for these properties. The combined named windstorm deductible for the two properties is less than $1 million. Preliminary reports from initial property inspections at the Company’s other hotels in the path of Hurricane Michael have indicated minor damage and disruption. The Company remains focused on the welfare of guests and associates at its hotels and will continue to assess the overall impact as recovery continues. The Company maintains comprehensive insurance coverage for property, business interruption and other risks with respect to all of its hotels, with industry standard deductibles in each of the locations.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest and most diverse portfolios of upscale, select-service hotels in the United States. Apple Hospitality’s portfolio consists of 241 hotels with more than 30,700 guest rooms located in 88 markets throughout 34 states. Franchised with industry-leading brands, the Company’s portfolio comprises 115 Marriott-branded hotels and 126 Hilton-branded hotels. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust. Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved. In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement. Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804‐727‐6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.